Exhibit 99.1

PRESS RELEASE

Open Text Reports Third Quarter 2006 Financial Results

Adjusted Net Income Up 28% Over Prior Year

Waterloo, ON – May 4, 2006 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its third quarter of fiscal 2006 that ended March 31, 2006.

Total revenue for the third quarter of fiscal 2006 was $100.9 million (1), compared to $105.2 million for the same period last year. License revenue in the third quarter of fiscal 2006 was $28.4 million, compared to $33.0 million for the same period last year. After normalizing the impact of foreign exchange, revenue in the quarter was up 1% from the same period last year. Revenue in the third quarter was broadly based with 46% from North America, 49% from Europe and 5% from the Middle East and Asia.

Adjusted net income in the third quarter of fiscal 2006 was $13.7 million or $0.27 per share on a diluted basis, compared to $10.7 million or $0.21 per share on a diluted basis for the same period last year. (2)

Net income in accordance with US generally accepted accounting principles (“US GAAP”) for the third quarter of fiscal 2006 was $7.3 million or $0.15 per share on a diluted basis, compared to net income of $5.3 million or $0.10 per share on a diluted basis in the same period last year.

In the third quarter of fiscal 2006, operating cash flow was $33.4 million before the restructuring impact of $4.7 million, which reduced overall operating cash flow to $28.7 million. This compares to operating cash flow of $29.9 million in the same period last year. Accounts receivable as of March 31, 2006 was $74.7 million, compared to $79.0 million at the same time last year. Days Sales Outstanding (DSO) was 67 days in the third quarter of fiscal 2006, compared to 68 days in the same period last year. Deferred revenue was $81.3 million as of March 31, 2006 compared to $80.0 million at the same time last year. At the end of the third quarter of fiscal 2006, the Company had $114.2 million in cash, cash equivalents, and short-term investments.

“Our main objective for this fiscal year has been to meet our profitability goals. With this quarter’s 28 percent increase in adjusted net income, I am satisfied with the achievements we have made,” said John Shackleton, President and CEO of Open Text. “Now that we have our profitability in line, we are turning our attention towards revenue growth, and we see our strategic partnerships as a catalyst for achieving this growth.”

Management Changes

The Company announced that effective June 1, 2006, it has appointed Paul McFeeters as the CFO of Open Text.

“Having spent the past 17 years as a CFO within software and financial services companies, Paul McFeeters has established himself as a business leader,” said John Shackleton, President and CEO of Open Text. “With a strong investment background and having completed five public offerings, Paul has demonstrated a planning discipline within entrepreneurial high-growth companies that will make him a valued advisor to the entire management team of Open Text.”

Mr. McFeeters’ prior positions included CFO at Platform Computing Inc. (a grid computing software vendor), Kintana, Inc. (a privately-held IT governance software provider), as well as President and CEO positions at MD Financial Trust and Municipal Financial Corporation. He holds a Certified Management Accountant designation and attained an MBA from York University.

Alan Hoverd will be moving to a new role as Executive Vice President, Strategic Initiatives, reporting directly to John Shackleton. In this new role, Mr. Hoverd will be instrumental in leading strategic programs aimed at increasing efficiencies in Open Text’s business operations. Initially, Mr. Hoverd will be assisting Paul McFeeters in his transition to the CFO role.

“I would like to thank Alan for his hard work and dedication over the past seven years,” said John Shackleton. “Alan has made a great contribution to the growth and success of Open Text and I look forward to working with him closely in his new role.”

Guidance

For the fourth quarter of fiscal 2006 ending June 30, 2006, the Company estimates revenue will be in the range of $100 million to $110 million with adjusted EPS of approximately $0.25 to $0.35 on a diluted basis.(3) Based on this fourth quarter guidance, the Company estimates fiscal year 2006 revenue will be in the range of $404 million to $414 million with adjusted EPS of approximately $0.96 to $1.06 on a diluted basis.

Open Text’s actual results for future periods, including any charges taken, may vary from the guidance presented and such variations may be material. Please see the Safe Harbor language below and note (3) for information on the risks, uncertainties and assumptions that may cause such variations. Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on May 4, 2006 at 5:00 p.m. ET to discuss financial results for its third quarter of fiscal 2006. To access the call, dial 416-640-1907.

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning May 4, 2006 at 7:00 p.m. ET through 11:59 p.m. on May 18, 2006, and can be accessed by dialing 416-640-1917 and using pass code # 21184756.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/investor/investor_events/

About Open Text

Open Text™ is a leading provider of Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Today, the Company supports almost 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – Certain statements in this press release constitute forward-looking statements or forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). Such forward-looking statements are not promises or guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Open Text, or developments in Open Text’s business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Forward-looking statements include all disclosure regarding possible events, conditions or results of operations that are based on assumptions about future economic conditions, courses of action and other future events. Forward-looking statements also include any statement relating to future events, conditions or circumstances. Open Text cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements in this press release relate to, among other things, the future performance, financial or otherwise, of Open Text, the size and timing of any restructuring charges, the ability of Open Text to streamline its organization and the effectiveness of any cost reduction activities or any restructuring actions, the Company’s growth and profitability prospects, and ability to meet its profitability goals, the Company’s ability to enhance its strategic partnerships and bring new products to market that meet the needs of its customers, and the benefits of the Company’s products to be realized by customers and their ability to leverage their technology investments. The risks and uncertainties that may affect forward-looking statements include, among others, the ability to develop and enhance strategic alliances, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of Open Text’s customers, demand for Open Text ‘s products, the ability of Open Text to develop new products that meet the needs of customers, and other risks detailed from time to time in Open Text’s filings with the Securities and Exchange Commission and Canadian provincial securities regulators, including Open Text’s Annual Report on Form 10-K for the year ended June 30, 2005 and the Quarterly Report on Form 10-Q for the quarters ended September 30, 2005 and December 31, 2005. Forward-looking statements are based on management’s current plans, estimates, projections, beliefs and opinions, and the Company does not undertake any obligation to update forward-looking statements should assumptions related to these plans, estimates, projections, beliefs and opinions change.

Notes

(1)	All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or EPS presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (loss), share-based compensation, and restructuring charges, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management internally evaluates the performance of the Company’s business. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense, share-based compensation, and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a better indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. In view of this, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the fiscal quarters ended March 31, 2006 and 2005:

	Three months ended March 31, 2006	Three months ended March 31, 2005
GAAP based “Net Income”	$7.3	$5.3
Amortization of intangibles	7.0	6.4
Restructuring	(0.6)	(0.3)
Share-based compensation expense	1.1	—
Other Expense	1.6	1.2
Tax Impact on Above	(2.7)	(1.9)
Non-GAAP based “Adjusted Net Income”	$13.7	$10.7

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS for the fiscal quarters ended March 31, 2006 and 2005; EPS has been calculated on a diluted basis:

	Three months ended March 31, 2006	Three months ended March 31, 2005
US GAAP based “Net Income” per share	$0.15	$0.10
Amortization of intangibles	0.14	0.12
Restructuring	(0.01)	—
Share-based compensation expense	0.02	—
Other Expense	0.03	0.03
Tax Impact on Above	(0.06)	(0.04)
Non-GAAP based “Adjusted Net Income” per share	$0.27	$0.21

(3)    The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, and adjusted EPS and (b) the assumptions referred to below:

The following assumptions of Company management are an integral part of the guidance presented for the quarter and fiscal year ending June 30, 2006. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a)    The guidance assumes a fully diluted weighted average number of shares for the quarter ended June 30, 2006 of approximately 50 million shares.

(b)    Income taxes are assumed in the low 30% range on a US GAAP net income basis.

(c)    Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

(d)    The guidance assumes no fluctuation in currency exchange rates.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext. 2408

gsecord@opentext.com

Anne Marie Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwart@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data)

	March 31, 2006	June 30, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,488	$79,898
Accounts receivable—net of allowance for doubtful accounts of $3,085 as of March 31, 2006 and $3,125 as of June 30, 2005	74,695	81,936
Income taxes recoverable	11,716	11,350
Prepaid expenses and other current assets	9,191	8,438
Deferred tax assets	20,382	10,275

Total current assets	229,472	191,897
Capital assets	39,367	36,070
Goodwill	237,899	243,091
Deferred tax assets	27,616	36,499
Acquired intangible assets	107,469	127,981
Other assets	2,552	5,398

	$644,375	$640,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$63,551	$80,468
Current portion of long-term debt	381	—
Deferred revenues	78,553	72,373
Deferred tax liabilities	11,178	10,128

Total current liabilities	153,663	162,969
Long-term liabilities:
Accrued liabilities	22,294	25,579
Long-term debt	12,483	—
Deferred revenues	2,728	2,957
Deferred tax liabilities	19,987	29,245

Total long-term liabilities	57,492	57,781
Minority interest	6,124	4,431
Shareholders’ equity:
Share capital 48,853,340 and 48,136,932 Common Shares issued and outstanding as of March 31, 2006, and June 30, 2005, respectively	413,829	406,580
Commitment to issue shares	—	813
Additional paid-in capital	27,011	22,341
Accumulated comprehensive income	21,184	18,124
Accumulated deficit	(34,928)	(32,103)

Total shareholders’ equity	427,096	415,755

	$644,375	$640,936

Note: Certain reclassifications have been made to prior-years’ balances to conform to the current year’s presentation.

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share data)

	Three months ended March 31,		Nine months ended March 31,
	2006	2005	2006	2005
Revenues:
License	$28,415	$33,033	$90,489	$99,559
Customer support	47,588	46,902	140,710	132,236
Service	24,923	25,232	73,128	73,660

Total revenues	100,926	105,167	304,327	305,455
Cost of revenues:
License	3,900	2,970	8,099	8,175
Customer support	7,989	9,010	23,375	24,566
Service	19,117	20,782	59,114	60,021
Amortization of acquired technology intangible assets	4,364	4,269	13,014	12,124

Total cost of revenues	35,370	37,031	103,602	104,886

	65,556	68,136	200,725	200,569
Operating expenses:
Research and development	14,153	18,253	45,539	48,778
Sales and marketing	24,704	28,296	78,876	84,580
General and administrative	11,020	10,068	33,223	31,490
Depreciation	2,694	3,044	8,034	8,032
Amortization of acquired intangible assets	2,664	2,155	7,824	5,875
Special charges (recoveries)	(557)	(275)	26,347	(1,724)

Total operating expenses	54,678	61,541	199,843	177,031

Income from operations	10,878	6,595	882	23,538
Other expense	(1,554)	(1,215)	(3,318)	(3,839)
Interest income	685	454	1,001	1,059

Income (loss) before income taxes	10,009	5,834	(1,435)	20,758
Provision for income taxes	2,558	1,449	928	5,479

Income (loss) before minority interest	7,451	4,385	(2,363)	15,279
Minority interest	129	(957)	462	(47)

Net income (loss) for the period	$7,322	$5,342	$(2,825)	$15,326

Basic net income (loss) per share	$0.15	$0.11	$(0.06)	$0.30

Diluted income (loss) per share	$0.15	$0.10	$(0.06)	$0.29

Weighted average number of Common Shares outstanding
Basic	48,762	49,547	48,590	50,413

Diluted	50,260	51,733	48,590	52,754

Note: Certain reclassifications have been made to prior-years’ balances to conform to the current year’s presentation.

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	Three months ended March 31,		Nine months ended March 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income (loss) for the period	$7,322	$5,342	$(2,825)	$15,326
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,722	9,468	28,872	26,031
Share-based compensation	1,143	—	3,886	—
Undistributed earnings related to minority interest	129	(957)	462	(47)
Deferred taxes	2,272	4,464	(3,773)	7,690
Impairment of capital assets	150	—	3,817	—
Changes in operating assets and liabilities:
Accounts receivable	3,360	6,573	8,826	10,034
Prepaid expenses and other current assets	379	(1,732)	(549)	(2,637)
Income taxes	(110)	(4,564)	(1,823)	(11,255)
Accounts payable and accrued liabilities	(12,647)	(6,606)	(1,300)	(9,097)
Deferred revenue	16,554	17,932	7,350	10,701
Other assets	425	—	2,428	—

Net cash provided by operating activities	28,699	29,920	45,371	46,746

Cash flows used in investing activities:
Acquisition of capital assets	(2,729)	(4,910)	(16,826)	(12,581)
Purchase of Optura, net of cash acquired	—	(3,345)	—	(3,345)
Purchase of Vista, net of cash acquired	—	—	—	(23,690)
Purchase of Artesia, net of cash acquired	—	—	—	(5,057)
Purchase of Gauss, net of cash acquired	—	(66)	(91)	(1,045)
Purchase of IXOS, net of cash acquired	(423)	(3,478)	(4,651)	(7,753)
Additional purchase consideration for prior period acquisitions	—	—	(3,278)	(1,194)
Acquisition related costs	(1,750)	(1,054)	(3,594)	(8,228)

Net cash used in investing activities	(4,902)	(12,853)	(28,440)	(62,893)

Cash flows from financing activities:
Proceeds from issuance of Common Shares	1,567	1,598	3,452	4,667
Proceeds from exercise of Warrants	—	45	—	770
Repurchase of Common Shares	—	(18,950)	—	(47,792)
Repayment of short-term bank loan	—	—	—	(2,189)
Payment obligations under capital leases	—	—	—	(48)
Excess tax benefits upon exercise of stock options	159	—	803	—
Proceeds from long-term debt	—	—	12,928	—
Repayment of long-term debt	(61)	—	(61)	—

Net cash provided by (used in) financing activities	1,665	(17,307)	17,122	(44,592)

Foreign exchange gain (loss) on cash held in foreign currencies	1,025	(3,008)	(463)	2,678

Increase (decrease) in cash and cash equivalents, during the period	26,487	(3,248)	33,590	(58,061)
Cash and cash equivalents, beginning of period	87,001	102,174	79,898	156,987

Cash and cash equivalents, end of period	$113,488	$98,926	$113,488	$98,926

Note: Certain reclassifications have been made to prior-years’ balances to conform to the current year’s presentation.